EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the filing in this Amendment No. 10 to the Registration Statement on Form F-1 of Innovation Beverage Group Limited (formerly Australian Boutique Spirits Pty Ltd) of our report dated October 3, 2022, relating to our audits of the financial statements of the Innovation Beverage Group Limited for the six months ended June 30, 2022.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Accell Audit & Compliance, P.A.

Tampa, Florida

February 9, 2023

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the filing in this Amendment No. 10 to the Registration Statement on Form F-1 of Innovation Beverage Group Limited (formerly Australian Boutique Spirits Pty Ltd) of our report dated September 15, 2022, relating to our audits of the financial statements of the Innovation Beverage Group Limited for the years ended December 31, 2021 and 2020.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Accell Audit & Compliance, P.A.

Tampa, Florida

February 9, 2023